SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15 (d) of
             the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 1997


                JAKE'S PIZZA INTERNATIONAL, INC.
             (Exact name of small business issuer as
                    specified in its charter)

Delaware                           0-21996        36-3882273
(State or other jurisdiction  (Commission File  (I.R.S. Employer
of incorporation)                    Number)     Identification
No.)

5999 New Wilke Road, Suite 205, Rolling Meadows, IL         60008

(Address of principal executive offices)               (Zip Code)


  Registrants phone number, including area code  (847) 952-3278

(Former name, former address and former fiscal year, if changed since last report)

Item 4.   Changes in and Disagreements with Accountants on
          Accounting and Financial Disclosure

     The Company's accountants, Arthur Andersen LLP, resigned their position as the Company's auditors effective August 14, 1997. Arthur Andersen LLP, issued a qualified opinion on the Company's financial statements for the year ending September 30, 1996. The opinion was qualified based on the Company's ability to continue as a going concern. The Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern.

     The Company or its board of directors did not recommend a change in accountants. The Company did not have any disagreements with Arthur Andersen LLP during the prior two fiscal years or any interim period since the fiscal year ending
September 30, 1996.

     The Company does not have any replacement for Arthur
Andersen LLP as of this filing.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

     1.   Arthur Andersen LLP's letter of agreement

                             ARTHUR
                            ANDERSEN

                                        Arthur Andersen LLP
                                        33 West Monroe Street
                                        Chicago IL 60603-5385
August 20, 1997

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549



Gentlemen:

We have read Item 4 included in the attached Form 8-K dated
August 20, 1997 of Jake's Pizza International to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


ARTHUR ANDERSEN LLP


JRP

                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)   JAKE'S PIZZA INTERNATIONAL, INC.

Date:   August 20, 1997            By: /s/ John S. Flowers
                                       John S. Flowers,
                                       President and Chairman
                                       of the Board